Fireline Restoration, Inc. Balance Sheet
June 30, 2006 (Unaudited)

Assets

Current assets:
Cash	$252,266
Accounts receivable, net of reserve of $4,900,000	24,246,466
Costs in excess of billings	3,402,400
Other current assets	58,774
Total current assets	27,959,906

Property and equipment, net	1,578,269

Other assets	75,331

$29,613,506

Liabilities and stockholder's equity

Current liabilities:
Accounts payable	$4,159,604
Accrued expenses	1,723,318
Accounts payable and accrued expenses - affiliates	568,381
Line of credit	7,911,878
Notes payable	5,000,000
Billings in excess of costs	1,678,803
Current portion of long-term debt	415,500
Total current liabilities	21,457,484

Long-term debt	442,711

Stockholder's equity:
Common stock, $1.00 par value,
1,000 shares authorized,
issued and outstanding	1,000
Paid in capital	2,616,847
Retained earnings	5,095,464
Total stockholder's equity	7,713,311

$29,613,506

See the accompanying notes to the unaudited financial statements.

Fireline Restoration, Inc. Statements of Operations
Six Months Ended June 30, (Unaudited)

	2006	2005
Revenue:	18,659,090	22,912,004

Total revenue	18,659,090	22,912,004

Cost of revenue	9,070,662	15,175,683

Gross margin	9,588,428	7,736,321

Operating expenses:
Selling, general and administrative expenses	5,994,103	2,739,924
Total operating expenses	5,994,103	2,739,924

Income from operations	3,594,325	4,996,397

Other (income) expense:
Interest income	(2,054)	(50)
Interest expense	635,780	46,159
Total other (income) expense	633,726	46,109

Net Income	$2,960,599	$4,950,288

See the accompanying notes to the unaudited financial statements.

Fireline Restoration, Inc. Statements of Cash Flows Six Months Ended June 30, (Unaudited)

	2006	2005

Cash flows from operating activities:
Net Income	$2,960,599	$4,950,288
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	155,754	63,000
Reserve for bad debts	500,000	-
(Increase) decrease in accounts receivable	(23,349,771)	(4,056,759)
(Increase) decrease in other current assets	4,555	(97,582)
(Increase) in costs in excess of billings	17,486,146	(2,718,933)
(Increase) decrease in other assets	(21,378)	1,227
Increase (decrease) in accounts payable	(283,258)	482,148
Increase (decrease) in accrued expenses	1,187,564	(84,051)
Increase (decrease) in billings in excess of costs	(3,461,326)	299,928
Increase (decrease) in accounts payable and accrued expenses - affiliates	23,112	(209,942)
Total of adjustments	(7,758,602)	(6,320,964)
Net cash used in operating activities	(4,798,003)	(1,370,676)

Cash flows from investing activities:
Purchase of property and equipment	(326,561)	(71,163)
Net cash used in investing activities	(326,561)	(71,163)

Cash flows from financing activities:
Net proceeds (repayments) from line of credit	(323,335)	2,880,184
Distributions to shareholders	(2,079,946)	(1,256,763)
Paid-In Capital	1,900,000	-
Proceeds from debt	5,000,000	15,600
Payments on debt	(187,688)	(158,308)
Net cash provided by financing activities	4,309,031	1,480,713

Net increase (decrease) in cash	(815,533)	38,874

Beginning - cash balance	1,067,799	450,993

Ending - cash balance	$252,266	$489,867

Supplemental cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$562,629	$45,605

Non cash investing and financing activities:
Acquisition of property and equipment with debt	$15,600	$-

See the accompanying notes to the unaudited financial statements.

FIRELINE RESTORATION, INC.
 NOTES TO FINANCIAL STATEMENTS
June 30, 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited balance sheet as at June 30, 2006, and statements of operations and cash flows for the periods ended June 30, 2005 and 2006, include the accounts of the Company.  In the opinion of management, these  financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the results for and as of the periods shown.  The accompanying  financial statements have been prepared in conformity with accounting principles generally accepted in the United States.  However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been  or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for such periods are not necessarily indicative of the results expected for 2006 or for any future period. These financial statements should be read in conjunction with the financial statements and related notes for the fiscal year ended December 31, 2005.

Company Description and Nature of Operations

Fireline Restoration, Inc. ("we," "us," "Fireline," or the "Company"), a Florida corporation, was incorporated on November 22, 1996. The Company is a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather related emergencies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, the realizability of accounts receivable, costs in excess of billings and  recoverability of long-lived assets.  Actual results could differ from these estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and receivables. The Company places its cash with high quality financial institutions and at times may exceed the Federal Deposit Insurance Corporation ("FDIC") $100,000 insurance limit. At June 30, 2006 the Company had approximately $593,366 in accounts in excess of the FDIC insurance limits.

The Company offers its services primarily in the states of Florida and Louisiana, and it extends credit based on an evaluation of a customer's financial condition, generally without collateral. Exposure to losses on accounts receivable is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. In most cases the Company has the ability to file liens up to its actual costs to protect its interests.

Two customers accounted for approximately 44% and 15% of total sales for the six months June  30, 2006. These customers accounted for approximately 34% and 9% of accounts receivable as of June 30, 2006.

Two customers accounted for approximately 35% and 19% of total sales for the six months ended June 30, 2005. These customers accounted for approximately 38% and 9% of accounts receivable as of June 30, 2005.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.  Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Accounts receivable consist of the following at June 30:

2006
Completed contracts	$289,076
Contracts in progress	28,857,390
Reserve for bad debts	(4,900,000)
$24,246,466

The Company's standard credit terms are net 30 days. In conjunction with billings to insurance companies terms may extend 90 days.

Income Taxes

The Company has elected to be treated as an "S" Corporation under the provisions of the Internal Revenue Code and state statutes. Under these provisions no income taxes are incurred on a corporate level. Instead, shareholders of the Company include their pro-rata share of income or loss on their individual income tax returns.

The accompanying statements of operations disclose unaudited pro forma information as if the Company had been taxed as a C corporation.

Per Share Data

Basic earnings per share ("BEPS") is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period of computation. Diluted earnings per share ("DEPS") give effect to all potential dilutive common shares outstanding during the period of computation. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

NOTE 2 - WORK IN PROGRESS

  Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Fireline recognizes revenue from its jobs using the percentage of completion method for financial reporting purposes. Under the percentage of completion method, revenues with respect to individual contracts are recognized in the proportion that costs incurred to date bear to total estimated costs. Revenue and costs estimates are subject to revision during the terms of the contracts and any required adjustments are made in the periods in which the revisions become known. General and administrative costs are not allocated to contract costs and are charged to expense as incurred.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows at June 30, 2006:

Machinery and equipment	$ 1,102,440
Vehicles and trucks	753,040
Furniture and office equipment	262,670
2,118,150
Accumulated depreciation	(539,881)
$ 1,578,269 =======

Depreciation and amortization expense for property and equipment for the six months ended June 30, 2006 and 2005  was $155,754 and $63,000 respectively.

NOTE 4 - LINE OF CREDIT

During September 2004, the Company entered into a line of credit agreement with a financial institution. No amounts were advanced under this line of credit through December 31, 2004.  During March 2005 the line of credit was amended and the available credit was increased to $3,500,000. In July 2005 the line of credit was amended and the available credit was increased to $5,000,000. Further in December 2005 the line of credit was amended and the available credit was increased to $10,000,000. The revolving line of credit is guaranteed by the stockholder of the Company and secured by all of the Company's accounts receivable, an assignment of a life insurance policy on the stockholder of not less than $6,000,000, and contains a provision that requires the Company to maintain certain financial and other covenants. The Company believes that it is in compliance with the covenants and to date has not been notified by the financial institution of any instances of default. The line of credit bears interest at the rate of prime plus 1/2% (8.5% at June 30, 2006) and is due on demand.

The Company may borrow the lesser of $10,000,000 or the collateral value. The loan collateral value is defined as 70% of eligible accounts receivable which are not more than 120 days outstanding from the original invoice date. As of June 30, 2006,, the balance outstanding under the line of credit was $8,667,162.

NOTE 5 - LONG-TERM DEBT

Ling-term debt consists of the following at June 30, 2006:

Term loan with a financial institution with interest at prime plus .5%,
(7.75% at June 30, 2006) Monthly payments of $12,507, due in September 2007,
Secured by accounts receivable and equipment	$177,832

Term loan with a financial institution with interest at 7.75%,
Monthly payments of $2,325, due in September 2009,
Secured by equipment	81,464

Term loan with a financial institution with interest at 7.75%,
Monthly payments of $706, due in September 2009,
Secured by equipment	24,684

Term loan with a financial institution with interest at 7.5%,
Monthly payments of $485, due in December 2007,
Secured by automotive equipment	8,646

Term loan with a financial institution with interest at 9.25%,
Monthly payments of $4,797, due in July 2008,
Secured by automotive equipment	108,451

Term loan with a financial institution with interest at 8.75%,
Monthly payments of $706, due in October 2008,
Secured by equipment	436,364

Tem loan for automotive equipment with interest at 7.85%
due July 2009, secured by automotive equipment	20,770
858,211
Less: current portion	(415,500)
$442,711 =======

NOTE 6- RELATED PARTY TRANSACTIONS

The Company is involved in various related party transactions. These transactions are summarized as follows:

The Company leases an aircraft from an entity controlled by its stockholder pursuant to a 1 year operating lease entered into during December 2005. The lease requires monthly payments of $37,500.

The Company leases a Building from an entity controlled by its stockholder.  The lease requires monthly payments of $5,600.

Amounts due to/(from) related parties are as follows at June 30, 2006:

BSR Electrical	$ 43,502
MIG, Inc.	358,300
Total Remediation, Inc.	166,579
$ 568,381 ======

Amounts paid to related parties for various services were as follows during the six months ended June 30:

	2006	2005
BSR Electrical	$694,665	$831,296
MTM Enterprises	442,100	360,657
MIG, Inc.	314,700	542,380
Marshall Aviation	209,975	-
Total Remediation, Inc.	213,000	129,600
	$1,874,440	$1,863,933

All of the above entities are controlled by the Company's shareholder.

NOTE 7 - LITIGATION, COMMITMENTS AND CONTINGENCIES

Litigation

The nature and scope of the Company's business operations bring it into regular contact with the general public, a variety of businesses and government agencies. These activities inherently subject the Company to potential litigation, which are defended in the normal course of business. At June 30, 2006, there were various claims and disputes incidental to the business. The Company believes that the disposition of all such claims and disputes, individually or in the aggregate, should not have a material adverse affect upon the Company's financial position, results of operations or cash flows.

NOTE 8- SUBSEQUENT EVENTS (UNAUDITED)

On July 1, 2006, the Company entered into a lease for a building from an entity controlled by its stockholder. The lease requires monthly payments of $5,600 and is for a term of five years ending in June, 2011.

The Company amended its lease of an aircraft from an entity controlled by its stockholder during July 2006 extending the lease to June 2007. The amended lease requires monthly payments of $70,000.

Subsequent to June 30, 2006, the Company entered into various operating leases for terms through January, 2009 at monthly rentals aggregating approximately $5,667 or $204,000 in the aggregate.

On July 31, 2006, Home Solutions of America, Inc. ("Home Solutions") completed the acquisition ("Acquisition") of 100% of the outstanding common stock of Fireline Restoration, Inc. ("Fireline"). The Acquisition was effective July 1, 2006.  Fireline will continue as a wholly owned subsidiary of Home Solutions.

On July 31, 2006 Home Solutions issued 4,000,000 shares of its common stock valued at $21,160,000.  Home Solutions' common stock was valued at $5.29 per share, the closing price of Home Solutions' common stock on July 31, 2006. In addition, Home Solutions paid $11,450,000 in cash and issued an unsecured note ("Note") of $21,650,000 to the seller (the Note is subject to a reduction if certain of the Company's accounts receivable are not collected on or before June 30, 2007). The Note In conjunction with this agreement the Company's Subchapter S tax status was terminated.

The Acquisition will be accounted for using the purchase method of accounting.

The terms of the Acquisition were the result of arms-length negotiations.  None of the Fireline shareholders were previously affiliated with Home Solutions.

In connection with the acquisition of Fireline, Home Solutions incurred approximately $1,000,000 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The acquisition price was comprised of the following:

Cash payable to Seller at closing	$11,500,000
Estimated fair value of Home Solutions' common stock	21,160,000
Legal, accounting, and other costs	1,000,000
Note Payable to seller	21,650,000
$55,310,000

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Fireline as of July 1, 2006, the effective date of the Acquisition:

Cash	$252,266
Accounts receivable, net	24,246,466
Prepaid expenses and other current assets	58,774
Property and equipment, net	1,578,269
Costs in excess of billings	3,402,400
Other assets	75,331
Total liabilities	(21,900,195)
Net assets acquired	7,713,311
Goodwill	47,596,689
$55,310,000

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Fireline's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  Home Solutions will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm to determine the final purchase price allocation during 2006.